Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-270052, 333-261421, and 333-260595 on Form S-8 of our reports dated February 26, 2024, relating to the consolidated financial statements of Udemy, Inc. and subsidiaries (“the Company) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP

San Francisco, California
February 26, 2024